Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

January 4, 2017

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois

60064

Ladies and Gentlemen:

We have acted as special counsel to Abbott Laboratories, an Illinois corporation (the “Company”), in connection with the preparation and filing of the Company’s Post-Effective Amendment No.1 to Form S-4 on Form S-8 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to 9,696,713 common shares, without par value, of the Company (the “Shares”) which may be issued by the Company pursuant to the St. Jude Medical, Inc. 2007 Stock Incentive Plan, as amended and restated (the “Plan”), as assumed by the Company in connection with completion of the mergers contemplated by the Agreement and Plan of Merger, dated as of April 27, 2016, by and among the Company, St. Jude Medical, Inc., Vault Merger Sub, Inc. and Vault Merger Sub, LLC.  In connection with the foregoing, you have requested our opinion with respect to the following matters.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

For the purposes of giving the opinions contained herein, we have examined the Registration Statement and the Plan.  We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the articles of incorporation and bylaws of the Company, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below.  As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.  We have also assumed that the Shares, when issued, will be duly authenticated by the transfer agent and registrar for the Shares.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that when the Shares have been issued and delivered in accordance with the provisions of the Plan, the Shares will be validly issued, duly authorized, fully paid and nonassessable.

Abbott is an Illinois corporation, and we have not considered, and we express no opinion as to, any law other than the Illinois Business Corporation Act (including the statutory provisions, and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.  This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz